
                                                                                                                          Exhibit 11

                                                          GEOGRAPHICS, INC.
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                             (Unaudited)

                                                                                              Three Months        Three Months
                                                                                                  Ended               Ended
                                                                                              June 30, 1996       June 30, 1995
- -------------------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS PER COMMON SHARE:
     Net income                                                                                $  146,177          $  208,531
                                                                                               ----------          ----------
                                                                                               ----------          ----------

     Weighted average number of shares outstanding                                              8,907,634           5,308,758
     Add: Weighted average number of shares which
          could have been issued upon exercise of
          outstanding options                                                                      46,038             188,431
     Add: Weighted average number of shares which
          could have been issued upon exercise of
          outstanding warrants                                                                     12,123              71,077
                                                                                               ----------          ----------
     Weighted average number of shares used to compute
          primary earnings per share                                                            8,965,795           5,568,266
                                                                                               ----------          ----------
                                                                                               ----------          ----------
     Primary  earnings per share                                                               $     0.02          $     0.04
                                                                                               ----------          ----------
                                                                                               ----------          ----------

FULLY DILUTED EARNINGS PER COMMON SHARE:
     Net income                                                                                 $ 146,177         $   208,531

     Add: Interest which would not have been incurred,
          net of tax, upon conversion of 8% debentures                                                  0              12,902
     Add: Interest which would not have been incurred,
          net of tax, upon conversion of 10.25%
          debentures                                                                                    0               3,620
                                                                                               ----------          ----------

     Net income used to calculate fully diluted earnings
          per share                                                                            $  146,177          $  225,053
                                                                                               ----------          ----------
                                                                                               ----------          ----------

     Weighted average number of shares outstanding                                              8,907,634           5,308,758
     Add: Weighted average number of shares which
          could have been issued upon exercise of
          outstanding options                                                                      48,487             232,538
     Add: Weighted average number of shares which
          could have been issued upon exercise of
          outstanding warrants                                                                     12,123              80,500
     Add: Weighted average number of shares which
          could have been issued upon conversion
          of 8% debentures                                                                              0             886,019
     Add: Weighted average number of shares which
          could have been issued upon conversion
          of 10.25% debentures                                                                          0             219,178
                                                                                               ----------          ----------

     Weighted average number of shares used to compute
          fully diluted earnings per share                                                      8,968,244           6,726,993
                                                                                               ----------          ----------
                                                                                               ----------          ----------
     Fully diluted earnings per share                                                          $     0.02          $     0.03
                                                                                               ----------          ----------
                                                                                               ----------          ----------
